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                                                                    EXHIBIT 10.9


                            ASSUMPTION AGREEMENT AND
                        AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         THIS AMENDMENT, made this 7th day of December, 1998, is by and among O'CHARLEY'S INC., a Tennessee corporation (the "Original Borrower"), OCI, INC., a Delaware corporation ("OCI"), O'CHARLEY'S SPORTS BAR, INC., an Alabama corporation ("Sports Bar"), AIR TRAVEL SERVICES, INC., a Tennessee corporation ("Air Travel"), O'CHARLEY'S MANAGEMENT COMPANY, INC., a Tennessee corporation ("Management Company"), DFI, INC., a Tennessee corporation ("DFI"), O'CHARLEY'S RESTAURANT PROPERTIES, LLC, a Delaware limited liability company ("Restaurant Properties"; individually, OCI, Sports Bar, Air Travel, Management Company, DFI and Restaurant Properties are sometimes referred to herein as a "New Borrower" and when referencing two or more of such entities, they are sometimes referred to herein as "New Borrowers"), each of the undersigned Banks, NATIONSBANK, N.A., a national banking association, as a Bank and as Co-Agent, and FIRST AMERICAN NATIONAL BANK, a national banking association ("Agent") as a Bank and as Agent for the Banks.

                                    RECITALS:

         Pursuant to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of December 8, 1997 (the "Agreement"), the Banks made certain loans to the Original Borrower. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement. The Original Borrower has requested that the Banks restructure such loans, and the Banks are willing to do so, subject, among other things, to execution of this Agreement.

         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING PREMISES, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. The following definitions are added or amended:

         "Borrowers" means the Original Borrower and the New Borrowers, collectively.

         "Loan Termination Date" means the earlier of (i) the occurrence of an Event of Default which is not waived by the Agent in accordance with the terms of this Agreement, or (ii) (A) November 30, 2001, in the case of Facility A, (B) December 7, 1999, in the case of Facility B (or such later date as may be agreed to by the Banks pursuant to Section 2.9 of this Agreement), or (C) November 30, 2001, in the case of the Swingline Facility.

         "Loan" means any funds which any Bank has advanced or will advance to the Borrowers on a revolving basis pursuant to its Commitment under Facility A, Facility B or the Swingline Facility, and shall include advances in the form of letters of credit issued in accordance with the terms of this Agreement, and "Loans" means all such advances by all Banks up to the aggregate amount of One Hundred Million and 00/100 Dollars ($100,000,000.00).







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         "Note" means any of the promissory note or notes dated December 9, 1997 and delivered to the Banks in connection with the execution of the Agreement and the Swingline Note, including any amendment, modification, renewal, extension, or replacement thereof, and "Notes" means the Notes of each of the Banks collectively.

         "Swingline Facility" means the $5,000,000.00 swingline facility described in Section 2.1

         "Swingline Lender" means First American National Bank, and its successors and assigns.

         "Swingline Note" means a promissory note substantially in the form of Exhibit A attached hereto, duly executed and delivered to the Swingline Lender by Borrowers, including any amendment, modification, renewal, extension, or replacement thereof.

Section 2. Assumption. The New Borrowers, jointly and severally, hereby join in and assume, each of the obligations, covenants, and conditions set forth in the Agreement and agree to be bound by all of the terms thereof and further assume and agree to pay, jointly and severally with the Original Borrower, the indebtedness evidenced by the Notes and all other Obligations.

Section 3. The Swingline. The following is added to the Agreement as Sections 2.1(D) and (E):

                  (D) Subject to the terms and conditions of the Agreement, as amended hereby, the Swingline Lender agrees to fund to the Borrowers an aggregate maximum principal amount of up to $5,000,000.00. The Swingline Facility shall be a sublimit of Facility A. All Loans under the Swingline Facility shall be Floating Rate Loans. Notwithstanding that the Swingline Facility shall be evidenced by a separate promissory note, the aggregate principal amount of all Loans that may be outstanding at any one time may not exceed $100,000,000.00. All outstanding principal and interest on the Swingline Facility shall be due and payable in full, and the Swingline Facility shall terminate, on the Loan Termination Date. The principal amount of all Loans under the Swingline Facility shall be due and payable on the earlier of (i) the maturity date agreed to by the Swingline Lender and the Borrowers with respect to such Loan (which maturity date shall not be a date more than thirty days from the date of the advance thereof) or (ii) the Loan Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrowers and the Banks, demand repayment of the Swingline Facility by way of a Loan under Facility A, in which case the Borrowers shall be deemed to have requested a Floating Rate Loan under Facility A in the amount of the then outstanding balance of the Swingline Facility; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Loan Termination Date and on the date of the occurrence of any Event of Default and upon acceleration of the Obligations. Each Bank hereby irrevocably agrees to make its pro rata share of each such Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) whether any conditions specified in Section 3.2 are then satisfied, (II) whether a Default or an Event of Default then exists, (III) failure of any such request or deemed request for a Loan to be made by the time otherwise required hereunder, (IV) whether the date of such borrowing is a date on which Loans are otherwise permitted to be made hereunder, or (V) any termination of the Commitments immediately prior to or






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         contemporaneously with such borrowing. If a Loan cannot for any reason be made on the date otherwise required above, then each Bank hereby agrees to purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each Bank to share in such Swingline Loans ratably based upon its Commitment Percentage (determined before giving effect to any termination of any Commitments), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Lender, to the extent not paid by the Borrowers, interest on the principal amount of participation purchased, for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate or rates applicable to such Swingline Loan or Loans.

                  (E) No Loans may be made under Facility B unless Facility A is fully funded.

Section 4. Representations and Warranties. The following representations and warranties are added to Section 4.1 of the Agreement:

                  (R) Original Borrower owns 100% of the issued and outstanding stock of OCI, Sports Bar, Air Travel, Management Company and DFI, and DFI owns 100% of the outstanding membership interests of Restaurant Properties. Except as set forth in the preceding sentence, none of the Borrowers owns an interest in any Person.

                  (S) The Borrowers have (i) initiated a review and assessment of all areas within their respective business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrowers (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999),
         (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrowers reasonably believe that all computer applications (including those of its suppliers and vendors) that are material to their respective business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect.

Section 5. Additional Covenants. The following covenants are added to Section
5.1 of the Agreement:

                  (M) The Borrowers will promptly notify the Agent in the event the Borrowers discover or determine that any computer application (including those of its suppliers and vendors) that is material to their respective business and operations will not be






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         Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect.

                  (N) On or before February 4, 1999, the Borrowers will deliver to Agent a Certificate of Existence issued by the Tennessee Secretary of State evidencing that all fees, taxes and penalties owed to the State of Tennessee and affecting the existence of the Original Borrower have been paid.

Section 6. Revised Covenant. Section 5.2(P) of the Agreement is revised as follows:

                  (P) Borrower will not purchase, redeem or retire in excess of $10,000,000.00 of Borrower's outstanding capital stock, without the prior written consent of the Agent (with the consent of the Majority Banks).

Section 7. Fees. In connection with the extension of Facility A and Facility B, the Borrowers agree to pay to the Banks a fee in the amount of $35,000.00 for Facility A and $30,000.00 for Facility B, each to be apportioned among the Bank in accordance with their respective Commitment Percentages. In addition, the Borrowers agree to pay all reasonable out-of-pocket fees of the Agent incurred in connection with this Amendment, including, without limitation, reasonable attorneys' fees and expenses.

Section 8. Ratification. Subject to the terms hereof, each Borrower hereby restates and ratifies, as of the date hereof, all the representations, warranties and covenants contained in the Agreement in favor of FANB, and confirms that the terms and conditions of the Agreement, as amended hereby, remain in full force and effect and that the terms of Article 8 of the Agreement shall continue to govern the Agreement and shall govern this Amendment.







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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

AGENT                                   BORROWERS

FIRST AMERICAN NATIONAL BANK            O'CHARLEY'S INC.

BY: /s/ Mary E. Buckner                 BY: /s/ A. Chad Fitzhugh
    -------------------------------         ------------------------------

TITLE: Vice President                   TITLE: CFO
      -----------------------------            ---------------------------

CO-AGENT                                OCI, INC.

NATIONSBANK, N.A.                       BY: /s/ A. Chad Fitzhugh
                                            ------------------------------
BY: /s/ William H. Diehl                TITLE: Secretary
    -------------------------------            ---------------------------

TITLE: Senior Vice President            O'CHARLEY'S SPORTS BAR, INC.
       ----------------------------
                                        BY: /s/ A. Chad Fitzhugh
                                            ------------------------------

                                        TITLE: President
                                               ---------------------------

                                        AIR TRAVEL SERVICES, INC.

                                        BY: /s/ A. Chad Fitzhugh
                                            ------------------------------

                                        TITLE: Secretary
                                               ---------------------------

                                        O'CHARLEY'S MANAGEMENT COMPANY, INC.

                                        BY: /s/ A. Chad Fitzhugh
                                            ------------------------------

                                        TITLE: Secretary
                                               ---------------------------

                                        DFI, INC.

                                        BY: /s/ A. Chad Fitzhugh
                                            ------------------------------

                                        TITLE: Secretary
                                               ---------------------------

                                        O'CHARLEY'S RESTAURANT PROPERTIES, LLC

                                        BY: /s/ A. Chad Fitzhugh
                                            ------------------------------
                                        TITLE: Secretary
                                               ---------------------------





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BANKS:

FIRST AMERICAN NATIONAL
BANK

BY: /s/ Mary E. Buckner
    -----------------------------------

TITLE: Vice President
       --------------------------------

NATIONSBANK, N.A.

BY: /s/ William H. Diehl
    -----------------------------------

TITLE: Senior Vice President
       --------------------------------

MERCANTILE BANK
NATIONAL ASSOCIATION

BY: /s/ Donald A. Adam
    -----------------------------------

TITLE: Vice President
       --------------------------------

BANK ONE, N.A.

BY: /s/ Glenn T. Campbell
    -----------------------------------

TITLE: Vice President
       --------------------------------

FIRST UNION NATIONAL BANK

BY: /s/ Deborah L. Hurly
    -----------------------------------

TITLE: Vice President
       --------------------------------






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